Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP
425 LEXINGTON AVENUE
NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000
FACSIMILE +1-212-455-2502

March 29, 2019

KKR & Co. Inc.
9 West 57th Street
Suite 4200
New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to KKR & Co. Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of up to 125,090,771 shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Shares”) pursuant to the KKR & Co. Inc. 2019 Equity Incentive Plan (the “Plan”).

We have examined the Registration Statement and the Plan, which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares are issued and delivered in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Interests of Named Experts and Counsel” contained in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP